EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. 1350

In connection with the Form 10-K (the “Report”) of Ferro Corporation (the “Company”) for the period ending December 31, 2005, I, James F. Kirsch, Chairman and Chief Executive Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  James F. Kirsch
James F. Kirsch
President and Chief Executive Officer

Dated: September 29, 2006